ELLENOFF GROSSMAN & SCHOLE LLP
ATTORNEYS AT LAW
370 LEXINGTON AVENUE
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
www.egsllp.com

_________, 2006

Astris Energi, Inc.
2175 Dunwin Drive, Unit 6
Mississauga, Ontario L5L 1X2
Canada

Re.    Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Astris Energi, Inc., an Ontario corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3, File No. 333- __________ (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement covers the resale of an aggregate of up to 108,285,798 shares (the “Shares”) of the Company’s common stock, no par value per share, by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). The Shares underlie convertible debentures and warrants previously issued to and currently held by the Selling Stockholders.

In connection with the opinion expressed below, we have examined and relied as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation, the amendments thereto, and the By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

Based on the foregoing and in reliance thereon, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and will be, when issued in accordance with the terms of the applicable instruments, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP